UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 12, 2013

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, effective October 1, 2012, we realigned our business into a single operating and reportable segment. Our Chief Executive Officer, who is our chief operating decision maker, now assesses financial performance of our company as a whole. Due primarily to the restructuring actions that occurred during 2012 and the additional cost reductions that we have made since the end of 2012, the operating losses from our BioMeasurement products have been significantly reduced. In connection with this realignment, we have also eliminated divisional presidents.

We are filing this Current Report on Form 8-K to recast certain historical reportable segment information contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (the “2012 Form 10-K”) to correspond with our current, single-segment reporting structure. This recast financial information is filed as Exhibit 99.1 hereto.

The change in the reportable segment structure discussed above affects only the manner in which we previously reported the results of our reportable segments. This Form 8-K does not restate any financial statements we previously filed with the Securities and Exchange Commission (“SEC”), change our consolidated financial condition, results of operations or cash flows for any completed period or reflect any subsequent information or events, other than the change in segments described above. This Form 8-K should be read in conjunction with the 2012 Form 10-K and our subsequent filings with the SEC. In conformity with generally accepted accounting principles in the United States of America for changes in segment reporting, we reflected the realignment of our business into a single segment in our Quarterly Reports on Form 10-Q for the quarters ended December 30, 2012 and March 31, 2013, and we will continue to do so in future filings with the SEC as necessary to comply with applicable financial reporting requirements.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Segment Information—As Recast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: June 12, 2013	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

99.1	Segment Information—As Recast.	Filed Electronically